SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ____________________________


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (date of earliest event reported): August 22, 2003



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




              Texas                    0-4690                   74-2126975
(State or other jurisdiction   (Commission file number)     (I.R.S. employer
of incorporation)                                            identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000


                        ________________________________


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Item 5.     Other Events

On August 22, 2003, Financial Industries Corporation (the "Registrant") issued a press release announcing the results of its 2003 Annual Meeting of Shareholders which was reconvened on August 21, 2003. Four current directors nominated by the incumbent board were reelected: John D. Barnett, Kenneth S. Shifrin, Dr. Eugene
E. Payne and Eugene J. Woznicki. Six new directors nominated by Otter Creek Partners also were elected: R. Keith Long, J. Bruce Boisture, Salvador Diaz-Verson Jr., Patrick R. Falconio, Richard H. Gudeman and Lonnie L. Steffan.

The press release is filed as Exhibit 99.1 to this 8-K and is also available on FIC's website at www.ficgroup.com.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          The following exhibit is included with this Report:

          Exhibit 99.1 Press release dated August 22, 2003


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FINANCIAL INDUSTRIES CORPORATION



Date: August 22, 2003                   By:    /s/ Eugene E. Payne
                                            ________________________________
                                            Eugene E. Payne
                                            Chief Executive Officer


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                                  Exhibit 99.1


FOR IMMEDIATE RELEASE
For More Information Contact:
Robert Cox
512/404-5128


PRESS RELEASE: Financial Industries Corporation
Announces Results of 2003 Annual Meeting


AUSTIN, Texas--(BUSINESS WIRE)--Aug. 22, 2003--Financial Industries Corporation ("FIC") (Nasdaq:FNIN) today announced the results of its 2003 Annual Meeting of Shareholders. At the reconvened meeting held on August 21, 2003 four current directors nominated by the incumbent board were reelected: John D. Barnett, Kenneth S. Shifrin, Dr. Eugene E. Payne and Eugene J. Woznicki. Six new directors nominated by Otter Creek Partners also were elected: R. Keith Long, J. Bruce Boisture, Salvador Diaz- Verson Jr., Patrick R. Falconio, Richard H. Gudeman and Lonnie L. Steffan. We are pleased that this process has been completed," said Dr. Eugene E. Payne, President, Chairman and CEO. "We can now begin working together to build shareholder value and grow FIC."


Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance and annuity products. The Company's Nasdaq symbol is FNIN. For more information on FIC, go to http:// www.ficgroup.com on the Internet.